Exhibit 4.15

REGISTRATION RIGHTS AGREEMENT OF

DAYTON SUPERIOR CORPORATION

NOVEMBER 28, 2006

DAYTON SUPERIOR CORPORATION
REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT  (the “Agreement”) is made and effective as of November 28, 2006, among Dayton Superior Corporation, an Ohio corporation (the “Company”), Odyssey Investment Partners Fund, LP, a Delaware limited partnership (the “Odyssey Fund”), Odyssey Coinvestors, LLC, a Delaware limited liability company (“Odyssey Coinvestors”), DS Coinvestment I, LLC, a Delaware limited liability company (“Odyssey Coinvest I”), and DS Coinvestment II, LLC, a Delaware limited liability company (“Odyssey Coinvest II”) and any other subsequent holder of Shares who agrees to be bound by the terms of this Agreement. The Company and the Holders are sometimes referred to herein individually by name or as a “Party” and collectively as the “Parties”, and the Odyssey Fund, Odyssey Coinvestors, Odyssey Coinvest I and Odyssey Coinvest II, together with any subsequent stockholders which become parties hereto, are sometimes referred to herein as a “Holder” and collectively as the “Holders”. The meaning of certain capitalized terms used herein are set forth in Section 3 hereto.

RECITALS

WHEREAS, the Company is proposing to sell shares of the Company’s common stock, no par value per share (the “Common Stock”), to the public in an initial public offering (“Initial Public Offering”);

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

SECTION 1.                            REGISTRATION RIGHTS

(a)                                  Demand Registrations.

(i)                                     Right to Demand Registration. The Holders shall each have the right at any time to make a written request of the Company for registration (any such request, a “Stockholder Demand”) with the Securities and Exchange Commission (the “Commission”), under and in accordance with the provisions of the Securities Act, of all or part of the Registrable Shares held of record and beneficially by such Holders (each a “Demand Registration” and such Holders, the “Demanding Holder”); provided that (x) the Company need not effect a Demand Registration of less than $10 million of gross proceeds, and (y) the Company may defer such Demand Registration for a single period not to exceed ninety (90) days during any 1-year period if the Board of Directors of the Company (the “Board”) determines in the exercise of its reasonable judgment that to effect such Demand Registration at such time would have a material adverse effect on the Company, including interfering with any pending or potential acquisition, disposition or securities offering of the Company. Within ten (10) days after receipt of the request for a Demand Registration, the Company will send written notice (the “Demand Notice”) of such registration request and its intention to comply therewith to all holders of Registrable Shares and, subject to subsection (iii) below, the Company will include in such registration all the Registrable Shares with respect to which the Company has received written requests for inclusion therein within twenty (20) Business Days after the date such Demand Notice is given. All requests made pursuant to this subsection (i) will specify the aggregate number of Registrable Shares requested to be registered and will also specify the intended methods of disposition thereof. Upon receipt of a Stockholder Demand, the Company shall use its commercially reasonable efforts to effect registration of the Registrable Shares to be registered in accordance with the intended method of distribution specified in writing by the Demanding Holder as soon as practicable and to maintain the effectiveness of such registration for a period of ninety (90) days. If available to the Company, the Company will effect such registration on Form S-3 or an equivalent form and, if requested by the Demanding Holder, such registration will be a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis of the Registrable Shares, pursuant to Rule 415 or any similar rule that may be adopted by the Commission, in either which event the Company shall use its commercially reasonable efforts to maintain the effectiveness of such registration for a period of one-hundred and eighty (180) days; provided, however, that the Company shall not effect a registration on Form S-3 or an equivalent form if the managing underwriter or underwriters determine that using a different registration form is in the best Interests of the Company and/or the Demanding Holder and other holders.

(ii)                                  Number of Demand Registrations.   Prior to such time as the Company is eligible to register securities on Form S-3 under the Securities Act, each of the Holders shall be entitled to up to, but no more than, three (3) Stockholder Demands. After such time as the Company is eligible to register securities on Form S-3 under the Securities Act, each of the Holders shall be entitled to unlimited Stockholder Demands.

(iii)                               Priority on Demand Registrations.  If in any Demand Registration the managing underwriter or underwriters thereof (or in the case of a Demand Registration not being underwritten, the Demanding Holder after consultation with an investment banker of nationally recognized standing), advise the Company in writing that in its or their reasonable opinion the number of securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering (including, without limitation, an impact on the selling price), the Company will include in such registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters (or the Demanding Holder, as the case may be) can be sold without having a material adverse effect on the success of the offering, as follows:  first, the securities which the Holders, including the Demanding Holder(s) (pro rata among all such Holders on the basis of the relative percentage of Registrable Shares owned by all Holders who have requested that securities owned by them be so included), propose to sell, and second, the securities of any additional holders of the Company’s securities eligible to participate in such offering, pro rata among all such Persons on the basis of the relative percentage of such securities held by each of them. In the event that the managing underwriter or Demanding Holder determines that additional Registrable Shares may be sold in any Demand Registration without having a material adverse effect on the success of the offering, the Company may include comparable securities to be issued and sold by the Company or comparable securities held by Persons other than the Parties.

(iv)                              Selection of Underwriters.  If a Demand Registration is to be an underwritten offering, the holders of a majority of the Registrable Shares to be included in such Demand Registration will select a managing underwriter or underwriters of recognized national standing to administer the offering, which managing underwriter or underwriters shall be reasonably acceptable to the Company.

(b)                                 Piggyback Registrations. If the Company at any time proposes to register under the Securities Act any Shares or any security convertible into or exchangeable or exercisable for Shares, whether or not for sale for its own account and other than pursuant to a Demand Registration, on a form and in a manner which would permit registration of the Registrable Shares held by a Holder for sale to the public under the Securities Act, the Company shall give written notice of the proposed registration to each Holder not later than thirty (30) days prior to the filing thereof. Each Holder shall have the right to request that all or any part of its Registrable Shares be included in such registration. Each Holder can make such a request by giving written notice to the Company within ten (10) Business Days after the giving of such notice by the Company; provided, however, that if the registration is an underwritten registration and the managing underwriters of such offering determine that the aggregate amount of securities of the Company which the Company and all Holders propose to include in such Registration Statement exceeds the maximum amount of securities that may be sold without having a material adverse effect on the success of the offering, including, without limitation the selling price and other terms of such offering, the Company will include in such registration, first, the securities which the Company proposes to sell, second, the Registrable Shares of such Holders, pro rata among all such Holders on the basis of the relative percentage of Registrable Shares owned by all Holders who have requested that securities owned by them be so included (it being further agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation of the Holders), and third, the comparable securities of any additional holders of the Company’s securities, pro rata among all such holders on the basis of the relative percentage of such securities held by each of them. Registrable Shares proposed to be registered and sold pursuant to an underwritten offering for the account of any Holder shall be sold to the prospective underwriters selected or approved by the Company and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company and the prospective underwriters. Any Holder who holds Registrable Shares being registered in any offering shall have the right to receive a copy of the form of underwriting agreement and shall have an opportunity to hold discussions with the lead underwriter of the terms of such underwriting agreement. The Company may withdraw any Registration Statement at any time before it becomes effective, or postpone or terminate the offering of securities, without obligation or liability to any Holder.

(c)                                  Holdback Agreements. Notwithstanding any other provision of this Section 1, each Holder agrees that (if so required by the underwriters in an underwritten offering and provided that such condition is applicable to all Holders) it will not (and it shall be a condition to the rights of each Holder under this Section 1 that such Holder does not) offer for Public Sale any Shares during a period not to exceed sixty (60) days prior to and one-hundred and eighty (180) days after the effective date of any Registration Statement filed by the Company in connection with an underwritten public offering (except as part of such underwritten registration or as otherwise permitted by such underwriters); provided, however, no Holder shall object to shortening such period if the underwriter agrees that shortening such period would not materially and adversely effect the success of the offering.

(d)                                 Expenses. Except as otherwise required by state securities or blue sky laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by the Company and the Holders in connection with any registration under this Section 1 shall be borne by the Company, except that the following expenses shall be borne by the Holders incurring the same: (i) the costs and expenses of counsel to such Holder to the extent such Holder retains counsel (except the costs of one counsel for all Holders to the extent retained, which shall be borne by the Company); (ii) discounts, commissions, fees or similar compensation owing to underwriters, selling brokers, dealer managers or other industry professionals, to the extent relating to the distribution or sale of such Holder’s securities; (iii) transfer taxes with respect to the securities sold by such Holder; and (iv) other expenses incurred by such Holder and incidental to the sale and delivery of the securities to be sold by such Holder.

(e)                                  Registration Procedures. In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, the Company will consult with each Holder whose equity interest is to be included in any such registration concerning the form of underwriting agreement, shall provide to such Holder the form of underwriting agreement prior to the Company’s execution thereof and shall provide to such Holder and its representatives such other documents (including comments by the Commission on the Registration Statement) as such Holder shall reasonably request in connection with its participation in such registration. The Company will furnish each Holder whose Registrable Shares are registered thereunder and each underwriter, if any, with a copy of the Registration Statement and all amendments thereto and will supply each such Holder and each underwriter, if any, with copies of any prospectus included therein (including a preliminary prospectus and all amendments and supplements thereto), in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration. The Company shall not, however, be required to maintain the Registration Statement effective or to supply copies of a prospectus for a period beyond ninety (90) days after the effective date of such Registration Statement (or such longer period as is otherwise set forth herein or agreed to by the Company) and, at the end of such period, the Company may deregister any securities covered by such Registration Statement and not then sold or distributed. In the event that the Company prepares and files with the Commission a registration statement on any appropriate form under the Securities Act (a “Registration Statement”) providing for the sale of Registrable Shares held by any Holder pursuant to its obligations under this Section 1, the Company will:

(i)                                     upon filing a Registration Statement or any prospectus related thereto (a “Prospectus”) or any amendments or supplements thereto, furnish to the Holders whose Registrable Shares are covered by such Registration Statement and the underwriters, if any, copies of all such documents;

(ii)                                  prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the ninety (90) day period referenced in Section 1(e); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and, comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

(iii)                               promptly notify the Holders and the managing underwriters, if any, and (if requested by any such Person or entity) confirm such advice in writing, (A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission or any state securities commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact which results in a Registration Statement, a Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv)                              use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement;

(v)                                 if requested by the managing underwriters or a Holder, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters or the Holders holding a majority of the Registrable Shares being sold by Holders agree should be included therein relating to the sale of such Registrable Shares, including, without limitation information with respect to the amount of Registrable Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Shares to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vi)                              furnish to such Holder and each managing underwriter at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(vii)                           deliver to such Holders and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons or entities may reasonably request;

(viii)                        prior to any Public Sale of Registrable Shares, register or qualify or cause to be registered or qualified such Registrable Shares for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Holder or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Shares covered by the applicable Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(ix)                                cooperate with the Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold pursuant to such Registration Statement and not bearing any restrictive legends, and enable such Registrable Shares to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Shares to the underwriters;

(x)                                   if any fact described in clause (iii)(E) above exists, prepare a supplement or post-effective amendment to the applicable Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(xi)                                cause all Registrable Shares covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(xii)                             provide and cause to be maintained a transfer agent and registrar for all such Registrable Shares covered by such registration statement not later than the effective date of such registration statement;

(xiii)                          obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any, and to the Holders owning a majority in interest of the Registrable Shares being registered in such offering, and furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Holder or underwriter;

(xiv)                         deliver promptly to each Holder participating in the offering and each underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement, other than those portions of any such correspondence and memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Registrable Shares covered by such Registration Statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(xv)                            provide a CUSIP number for all Registrable Shares included in such Registration Statement, not later than the effective date of the applicable Registration Statement;

(xvi)                         enter into such agreements (including an underwriting agreement in form reasonably satisfactory to the Company) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Shares;

(xvii)                      make available for inspection by a representative of the Holders the Registrable Shares being sold pursuant to such Registration Statement, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, any pertinent corporate documents and properties of the Company reasonably requested by such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons or entities unless disclosure of such records, information or documents is required by court or administrative order;

(xviii)                   otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and relevant state securities commissions, and make generally available to the Holders earning statements satisfying the provisions of Section 12(a) of the Securities Act no later than forty-five (45) days after the end of any 12-month period (or one-hundred and twenty (120) days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Registrable Shares of such Holder is sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods; and

(xix)                           take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Shares.

(f)                                    Conditions to Holder Rights; Indemnification by Holder. It shall be a condition of each Holder’s rights hereunder to have Registrable Shares owned by it registered that:

(i)                                     such Holder shall cooperate with the Company in all reasonable respects by supplying information and executing documents relating to such Holder or the securities of the Company owned by such Holder in connection with such registration;

(ii)                                  such Holder shall enter into such undertakings and take such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to ensure compliance with federal and state securities laws and the rules or other requirements of the NASD or otherwise to effectuate the offering; and

(iii)                               such Holder shall execute and deliver an agreement to indemnify and hold harmless the Company and each underwriter (as defined in the Securities Act), and each Person or entity, if any, who controls such underwriter within the meaning of the Securities Act, against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which such underwriter or controlling Person or entity may become subject under the Securities Act or otherwise, in such manner as is customary for registrations of the type then proposed and, in any event, at least equivalent in scope to indemnities given by the Company in connection with such registration, but only with respect to information furnished by such Holder in writing and specifically for use in the Registration Statement or Prospectus in connection with such registration (other than information given with respect to the Company in such Holder’s capacity as an officer, director or employee of the Company) and with respect to such Holder’s failure to deliver Prospectuses as required under the Securities Act.

(g)                                 Indemnification by Company. In the event of any registration under the Securities Act of any Registrable Shares of Holders pursuant to this Section 1, the Company shall execute and deliver an agreement to indemnify and hold harmless each Holder disposing of such Registrable Shares and any underwriter in connection with such disposition against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which such Holder may become subject under the Securities Act or otherwise, in such manner as is customary in underwriting agreements for registrations of the type then proposed.

(h)                                 Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

SECTION 2.                            DURATION OF AGREEMENT

This Agreement shall terminate upon the earliest to occur of (i) the mutual agreement of the Holders and the Company, and (ii) the date on which the Holders no longer own, in the aggregate, at least five percent (5%) of the number Shares held by the Holders as of the date of this Agreement.

SECTION 3.                            DEFINITIONS

(a)                                  As used in this Agreement, the following terms have the following meanings:

“Affiliate” means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Board” has the meaning set forth in Section 1(a)(i).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Commission” has the meaning set forth in Section 1(a)(i).

“Common Stock” ha the meaning set forth in the Recitals.

“Company” has the meaning set forth in the preamble.

“Delaware Company” has the meaning set forth in Section 4(g).

“Demand Notice” has the meaning set forth in Section 1(a)(i).

“Demand Registration” has the meaning set forth in Section 1(a)(i).

“Demanding Holder” has the meaning set forth in Section 1(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations in effect thereunder.

“Initial Public Offering” has the meaning set forth in the Recitals.

“Litigation” has the meaning set forth in Section 4(e).

“Odyssey Fund” has the meaning set forth in the preamble.

“Odyssey Coinvest I” has the meaning set forth in the preamble.

“Odyssey Coinvest II” has the meaning set forth in the preamble.

“Odyssey Coinvestors” has the meaning set forth in preamble.

“Party” and “Parties” has the meaning set forth in the preamble.

“Person” includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

“Prospectus” has the meaning set forth in Section 1(e)(i).

“Public Sale” means a Transfer pursuant to a bona fide underwritten public offering pursuant to an effective registration statement filed under the Securities Act or pursuant to Rule 144 under the Securities Act (other than in a privately negotiated sale).

“Registrable Shares” means the Shares other than Shares (i) sold by a Holder in a transaction in which its rights under this Agreement are not assigned, (ii) sold pursuant to an effective registration statement under the Securities Act or (iii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act (including transactions under Rule 144, or a successor thereto, promulgated under the Securities Act) so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

“Registration Statement” has the meaning set forth in Section 1(d).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder.

“Shares” means (i) shares of capital stock of the Company and (ii) any other security of the Company or any successor thereto (including, without limitation, the Delaware Company) into which any Share is converted or for which any Share is exchanged,.

“Stockholder Demand” has the meaning set forth in Section 1(a)(i).

“Transfer” means a transfer, sale, assignment, pledge, hypothecation or other disposition or exchange; and “Transferring” or “Transferred” have correlative meanings.

(b)                                 Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”, and (vi) the word “or” shall be disjunctive but not exclusive.

(c)                                  References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(d)                                 References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(e)                                  The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either Party.

SECTION 4.                            MISCELLANEOUS

(a)                                  Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee of the Shares and shall also apply to any Shares acquired by Holders after the date hereof. Notwithstanding the provisions of Section 4(j), the rights to cause the Company to register Registrable Shares pursuant to Section 1 may be assigned by a Holder (without the prior consent of the Company) to a transferee or assignee of Registrable Shares that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or stockholder of a Holder, (b) acquires that number of shares of Registrable Shares equal to at least 20% of the total Registrable Shares then held by the transferring Holder; or (c) is an Affiliate of such Holder provided, however, (i) the transferor shall, within ten (10) days after such Transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the Registrable Shares with respect to which such registration rights are being assigned and (ii) such transferee shall execute a counterpart of this agreement in the form attached as Exhibit A hereto and agree to be bound by the terms hereof for all purposes hereunder.

(b)                                 Specific Performance. Each Party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of each other Party’s obligations under this Agreement. The Parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of the provisions of this Agreement and each hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(c)                                  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the State of New York

(without giving effect to the choice of law principles thereof that would result in the application of any law other than the law of the State of New York).

(d)                                 Submission to Jurisdiction; Waiver of Jury Trial. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement, (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective notice address, as provided for in this Agreement, shall be effective service of process for any Litigation brought against it in any such court. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the Parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(e)                                  Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(f)                                    Notices. All notices, requests or consents provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid and certified with return receipt requested, or by depositing such writing with a reputable overnight courier for next day delivery, or by delivering such writing to the recipient in person, by courier or by facsimile transmission. A notice, request or consent given under this Agreement shall be effective on receipt by the Person to receive it. All notices, requests and consents to be sent to (i) a Holder shall be sent to or made at the following address:  c/o Odyssey Investment Partners, LLC, 21650 Oxnard Street, Suite 1650, Woodland Hills, CA  91367, Fascimile: (818) 737-1101, Attn: William Hopkins, with a copy to Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, NY 10022, Attn: Howard Sobel and John Giouroukakis and (ii) the Company shall be sent to or made at the following address: Dayton Superior Corporation, 7777 Washington Village Drive, Suite 130, Dayton, Ohio 45459, Fascimile: (937) 428-9115, Attn: Chief Executive Officer.

(g)                                 Recapitalization, Exchange, Etc. Affecting the Company’s Shares. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all Shares of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of, the Shares and shall be appropriately adjusted for any dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof. For the avoidance of doubt and without limiting the generality of the foregoing, it is hereby acknowledged and agreed that in connection with the Initial Public Offering, it is contemplated that the Company will be merged with and into a wholly-owned subsidiary of the Company that is incorporated in Delaware (the “Delaware Company”), with the Delaware Company surviving and all of the outstanding shares of capital stock of the Company being converted into shares of capital stock of the Delaware Company. Immediately following the effectiveness of such merger, the provisions of this Agreement shall automatically apply to the full extent set forth herein with respect to such shares of capital stock of the Delaware Company.

(h)                                 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

(i)                                     Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

(j)                                     Amendment. This Agreement may be amended only by written agreement signed by the Holders and the Company.

(k)                                  Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to any Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise, repurchase or cancellation of any Share or any option to purchase Shares.

(l)                                     Integration. This Agreement constitutes the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

(m)                               Further Assurances. In connection with this Agreement and the transactions contemplated thereby, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first above written.

HOLDERS:

ODYSSEY INVESTMENT PARTNERS FUND, LP
By: ODYSSEY CAPITAL PARTNERS, LLC,
its General Partner

By:	/s/ DOUGLAS W. ROTATORI
Name: Douglas W. Rotatori
Title: Managing Principal

ODYSSEY COINVESTORS, LLC
By: ODYSSEY INVESTMENT PARTNERS, LLC,
its Managing Member

By:	/s/ DOUGLAS W. ROTATORI
Name: Douglas W. Rotatori
Title: Managing Principal

DS COINVESTMENT I, LLC
By: ODYSSEY INVESTMENT PARTNERS, LLC,
its Managing Member

By:	/s/ DOUGLAS W. ROTATORI
Name: Douglas W. Rotatori
Title: Managing Principal

DS COINVESTMENT II, LLC
By: ODYSSEY INVESTMENT PARTNERS, LLC,
its Managing Member

By:	/s/ DOUGLAS W. ROTATORI
Name: Douglas W. Rotatori
Title: Managing Principal

COMPANY:

DAYTON SUPERIOR CORPORATION

By:	/s/ ERIC R. ZIMMERMAN
Name: Eric R. Zimmerman
Title: President and Chief Executive Officer

EXHIBIT A

SIGNATURE PAGE
TO THE
REGISTRATION RIGHTS AGREEMENT

By execution of this signature page,                                                                  hereby agrees to become a party to, be bound by the obligations of and receive the benefits of Section 1 of that certain Registration Rights Agreement, dated as of November 28, 2006, by and among Dayton Superior Corporation, Odyssey Investment Partners Fund, LP, Odyssey Coinvestors, LLC, DS Coinvestment I, LLC and DS Coinvestment II, LLC., as amended from time to time thereafter.

By:
Name:
Title:

Notice Address:

Accepted:

DAYTON SUPERIOR CORPORATION

By:
Name:
Title: